Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2013 Equity Incentive Plan and the 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc. of our report dated March 29, 2023, with respect to the financial statements of GlycoMimetics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland

March 29, 2023